Exhibit 99.2

MAI AMENDMENT NO. FOUR

This Amendment No. Four (the “Amendment No. Four”) is dated as of September 30, 2005 by and among MAI Systems Corporation, a Delaware corporation (“MAI”) and CPI Securities LP, a California limited partnership, The Value Realization Fund, L.P., a Delaware limited partnership, The Value Realization Fund, L.P., a Cayman Islands corporation and GRS Partners II (collectively, “Canyon”).

RECITALS

A.                                   WHEREAS, MAI is as of this date obligated to Canyon for unpaid principal and interest under that certain Note Purchase Agreement, dated as of March 3, 1997 (as amended (i) by the Forbearance Agreement dated October 28, 1999, (ii) by Amendment No. One dated as of February 14, 2000, (iii) by Amendment No. Two dated April 13, 2000, (iv) the MAI Supplement dated September 2000, (v) an MAI Supplement and Amendment dated January 31, 2001 (vi) Amendment No. Three dated January 13, 2003 and (vii) Amendment Number One to the Subordination Agreement dated March 31, 2004 (collectively, the “Canyon Loan Agreement”), among MAI and Canyon. Capitalized terms not defined herein shall have the meanings assigned to such terms in the Canyon Loan Agreement; and

B.                                     WHEREAS, MAI has requested that Canyon agree to an extension of the maturity date of the Notes and other modifications to the terms of the Notes, which Canyon has agreed to subject to MAI’s performance under this Amendment No. Four; and

C.                                     WHEREAS, MAI and Canyon wish to enter into this Amendment No. Four to confirm the unpaid principal currently owed to Canyon by MAI.

NOW THEREFORE, the parties agree as follows:

AGREEMENT

1.                                       Principal Balance And Agreement to Increase Payments.  MAI acknowledges that as of September 30, 2005 it is obligated to Canyon in the amount of $5,659,000.   MAI confirms to Canyon that upon the repayment in full of Coast (on May 15, 2003, the Coast loan was sold to Wamco 32, Ltd. (“Wamco”))., Canyon shallsucceed to a first priority secured position in the Collateral covered by the Security Agreement.

2.                                       Modified Terms.  The parties agree to the following additional modified terms relating to the Canyon Loan Agreement:

2.1                                 the Notes shall require monthly payments of Fifty-Two Thousand Dollars ($52,000) until March 31, 2006, payable $12,000 weekly commencing on October 3, 2005, including interest at 11% per annum.

2.2                                 In addition, MAI shall pay to Canyon the maximum amount permitted to be paid to Canyon pursuant to Article I, Section 2 of the Amendment Number One to Intercreditor and Subordination Agreement of January 13, 2003.

2.3                                 On March 31, 2006, the unpaid interest, principal, costs and other amounts outstanding under the Notes shall be converted to a 54 month fully  amortizing loan paying equal monthly payments of principal and interest at 11% per annum, until March  31, 2009, at which time any and all principal, costs and accrued interest then outstanding shall be due and payable.

2.4                                 In addition, from and after March 31, 2006, MAI shall  pay to Canyon on a quarterly basis, as a further reduction in interest, costs and principal then outstanding, fifty percent (50%) of all quarterly amounts greater than $125,000 of an EBITDA-based formula calculated as follows:

Actual EBITDA less each of the following without duplication:  (1) principal and interest payments on all debt permitted under the Canyon Loan Agreement, (2) non-financed capital expenditures paid in cash not to exceed $182,000 in the year January 1, 2005 to December 31, 2005,  , $325,000 in the year January 1, 2006 to December 31, 2006,, $379,000 in the year January 1, 2007 to December 31, 2008,, $438,000 in the year January 1, 2009 to December 31, 2009, prorated for partial years and (3) cash actually paid for all taxes.

2.5                                 The reduction of principal and interest due upon such payments shall not occasion a recalculation of the amortization payments of Section 2.3 above.

2.6                                 In all events, the Notes shall be fully due and payable on March 31, 2009.

3.                                       Failure to Pay.  Failure to pay any amounts set forth above, or any breach of any representation or warranty or covenant herein shall be an “Event of Default” under the Canyon Loan, with such ‘cure’ periods as provided for in the Canyon Loan Agreement.

4.                                       Representations Warranties, and Covenants.  MAI hereby represents and warrants to Canyon that, as of the date of this Amendment No. Four:

4.1                                 All of MAI’s representations and warranties contained in this Amendment No. Four, and the Canyon Loan Agreement are true and correct on and as of the date hereof, as if then made (other than representations and warranties which expressly related to an earlier date); No Default or Event of Default (as such terms are defined in the Canyon Loan Agreement) has occurred or is continuing, except for the Coast covenant default and the CSA financial default as previously disclosed.

4.2                                 The execution and delivery of this Amendment No. Four by MAI and the performance of the transactions contemplated hereby (a) are within MAI’s corporate power, (b) have been duly authorized by all necessary or proper corporate and shareholder action, (c) when duly executed and delivered by MAI, shall constitute the legal, valid and binding obligation of MAI enforceable against MAI in accordance with its terms.

4.3                                 MAI agrees to pay promptly upon presentation of a bill therefore all of Canyon’s legal fees in connection herewith, and to pay promptly all invoices previously presented by Canyon’s counsel to MAI for prior services in connection with the Canyon MAI relationship.

4.4                                 The consent of no persons, whether pursuant to the Subordination and Intercreditor Agreement among Canyon, Coast and other parties, or otherwise, is needed for the execution, delivery and performance of this Amemdment No. Four.

4.5                                 If any of the foregoing representations is untrue or incorrect in any material respect, such untruthfulness or inaccuracy shall constitute an Event of Default under the Canyon Loan Agreement.

5.                                       Effective Date.  This Amendment shall be effective upon the execution hereof  by Canyon.

6.                                       Limitation.  This Amendment No. Four shall be limited solely to the matters expressly set forth herein and shall not (i) constitute an amendment or waiver of any term of the Canyon Loan Agreement other than the provisions thereof which are specifically and explicitly amended hereby, (ii) constitute an amendment or waiver of any term or condition of the Canyon Loan Agreement, the Notes or the Security Agreement, (iii) prejudice any right or rights which Canyon may now have or may have in the future under or in connection with the Canyon Loan Agreement the Notes or the Security Agreement, (iv) require Canyon to agree to a similar transaction on a future occasion or (v) create any rights herein to another person, entity or other beneficiary or otherwise, except to the extent specifically provided herein.

7.                                       Release.

7.1                                 MAI acknowledges that Canyon would not enter into this Amendment No. Four without MAI’s assurance that MAI has no claim against any of Canyon, their parents companies, subsidiaries, affiliates, officers, directors, shareholders, employees, attorneys, agents, professionals and servants, or any of their respective predecessors, successors, heirs and assigns (collectively, the “Canyon Parties” and each, a “Canyon Party”).  MAI, for itself and on behalf of its officers and directors, and its respective predecessors, successors and assigns (collectively, the “Releasors”) releases each Canyon Party from any known or unknown claims which MAI now has against any Canyon Party of any nature, including any claims that any Releasor, or any Releasor’s successors, counsel and advisors may in the future discover they would have had now if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Loan Documents or the transactions contemplated thereby.  MAI, FOR ITSELF AND ON BEHALF OF EACH RELEASOR, WAIVES THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH STATE:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR.

7.2                                 The provisions, waivers and releases set forth in this section are binding upon each Releasor.  The provisions, waivers and releases of this section shall inure to the benefit of each Canyon Party.

7.3                                 The provisions of this section shall survive payment in full of the Obligations, full performance of all of the terms of this Amendment No. Four, the Canyon Loan Agreement, the Notes, and the Security Agreement and/or any action by Canyon to exercise any remedy available under such documents, applicable law or otherwise.

7.4                                 MAI warrants and represents that it is the sole and lawful owner of all right, title and interest in and to all of the claims released hereby and MAI has not heretofore voluntarily, by operation of law or otherwise, assigned or transferred or purported to assign or transfer to any person any such claim or any portion thereof.  MAI shall indemnify and hold harmless each Canyon Party from and against any claim, demand, damage, debt, liability (including payment of reasonable attorneys’ fees and costs actually incurred whether or not litigation is commenced) based on or arising out of any such assignment or transfer.

8.                                       Miscellaneous.  The headings herein are for convenience of reference only and shall not alter or otherwise affect the meaning hereof.  No amendment, modification, termination or waiver of any provision of this Amendment No. Four, or any consent to any departure by MAI therefrom, shall in any event be effective unless the same shall be in writing and signed by all of the Canyon Parties.  Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

9.                                       Sole Benefit of Parties.  This Amendment No. Four is solely for the benefit of the parties hereto and their respective successors and assigns, and no other person or entity shall have any right, benefit or interest under or because of the existence of this Amendment No. Four.

10.                                 Further Assurances.  MAI and Canyon shall execute such documents and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Amendment No. Four and the Security Agreement.

11.                                 Counterparts.  This Amendment No. Four may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

12.                                 GOVERNING LAW.  THIS AGREEMENT, AND ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE HEREOF, SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE  LAWS OF THE STATE OF CALIFORNIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

13.                                 Other Changes.  Other than as expressly set forth herein, all provisions of the Canyon Loan Agreement shall remain in full force and effect.

IN WITNESS HEREOF, the parties have executed this Amendment No. Four as of the date first written above.

CPI SECURITIES LP,		CANYON VALUE REALIZATION
a California limited partnership,		FUND, L.P.,
a Delaware limited partnership
By:	Canpartners Incorporated,
	a California corporation,	By:	Canpartners Investments III, L.P.,
	its general partner		a California limited partnership,
its general partner

		By:	Canyon Capital Advisors LLC,
By:	/s/ Mitch R. Julis		a Delaware limited liability company,
	Name: Mitch R. Julis		its general partner
Title: Authorized Signer
		By:	/s/ Mitch R. Julis
Name:
Its Managing Director

THE CANYON VALUE REALIZATION FUND (CAYMAN), LTD.			GRS PARTNERS II

By:	/s/ R. Christian B. Evensen	By:	/s/ Paul Meister
	Name: R. Christian B. Evensen		Name: Paul Meister
	Title: Director		Title: Authorized Signer

MAI SYSTEMS CORPORATION,
a Delaware corporation

By:	/s/James W. Dolan
Name: James W. Dolan
Title: Chief Financial & Operating Officer